EMPLOYMENT AGREEMENT

            AGREEMENT dated as of September 19, 1997 by and between DREW SHOE CORPORATION, an Ohio corporation with principal offices at 252 Quarry Road, Lancaster, Ohio 43130 (hereinafter the "Company") and Charles Schuyler, residing at 129 West Broadway, Granville, Ohio 43023 (hereinafter the "Employee").

                               W I T N E S S E T H

            WHEREAS, the Company is engaged in the business of the manufacture, design and distribution of shoes; and

            WHEREAS, the Company and Employee wish to enter into an employment agreement in order to assure the employment of the Employee by the Company for the period provided herein; and

            WHEREAS, the Company is the wholly-owned subsidiary of BCAM International, Inc., a New York corporation ("BCAM"); and

            WHEREAS, the Employee is willing to serve in the employ of the Company for said period, and upon such other terms and conditions hereinafter provided.

            NOW, THEREFORE, the Company and the Employee, intending to be legally bound, agree as follows:

            1. Position/Term.

                  A. The Employee shall be employed to serve as President and Chief Executive Officer of the Company for the term commencing on the date hereof (the "Commencement Date") and terminating on the third anniversary of the Commencement Date or sooner as herein provided (the "Term").

                  B. In addition to Employee's services to be provided to the Company as set forth herein, Employee shall serve as the Vice Chairman of the Board of Directors of BCAM during the Term.

            2. Extent of Services. The Employee shall devote his full business time, attention and energies to his position during the entire Term consistent with Employee's prior practices with the Company and shall perform duties commensurate with his position as determined in the discretion of the Board of Directors of the Company.

            3. Compensation.

                  A. Base Salary. As full compensation for all services to be rendered by the Employee to the Company and BCAM hereunder, the Company will pay to Employee an annual base salary of Two Hundred Thousand ($200,000) Dollars during the Term ("Base Salary"). The Base Salary will be paid in equal monthly installments or such other normal periodic payment schedule as the Company may establish for its employees.

                  B. Bonus. The Company shall pay to Employee an annual bonus to be determined by the Chairman and Chief Executive Officer of BCAM ("Bonus").

                  C. Benefits; Vacation. The Employee will receive the benefits of group life, health, accident, hospitalization and disability insurance at levels that are at a minimum equivalent to those benefits received by Employee from the Company prior to the execution of this Agreement. The Employee shall also receive automobile benefits equivalent to those he now has, to wit: $800 per month lease payment, automobile insurance and maintenance. The Employee shall be entitled to take five (5) weeks vacation during each year of the Term and shall be taken during the year designated or shall be deemed to be waived.

                  D. Reimbursement of Expenses. The Company shall reimburse or cause to be reimbursed to the Employee, all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company and BCAM; provided that Employee shall furnish to the Company a satisfactory itemized account thereof.

            4. Company Indemnification/Employee Release.

                  A. The Company shall, to the extent permitted by law, indemnify and hold Employee harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements arising out of the performance by the Employee of his duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of his employment.

                  B. Employee hereby (i) acknowledges that as of the date hereof, he has no claims or causes of action (or potential claims or causes of action) against the Company and each of its present and former directors, officers, employees, stockholders, (and their successors and assigns) and (ii) fully releases and discharges the Company and each of its present and former directors, officers, employees, stockholders (and their successors and assigns), from all actions, claims and demands whatsoever (whether in equity, tort, contract or otherwise), which against any or all of them Employee has ever had up to and including the date hereof (including any claims or actions discovered or asserted in the future arising out of conduct occurring up to and including the date hereof).


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

            5. Termination.

                  A. If the Employee becomes disabled during the Term, his Base Salary and all other rights under this Agreement shall terminate at the end of the month during which disability occurs. For purposes of this Agreement, the Employee shall be deemed "disabled" if he has been unable to perform his duties as determined in good faith by the Board of Directors of the Company for a consecutive period of not less than six (6) months, or for a period of nine (9) months within a twelve month period, and upon at least thirty (30) days prior notice to Employee.

                  B. If the Employee dies during the Term, the Corporation shall pay to his estate, the Employee's then current Base Salary up until the date of death.

                  C. The Board shall, in the manner described in the last paragraph of this Section 5.C, have the right to terminate the employment of the Employee under this Agreement for "cause" and the Employee shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation then due and payable to the Employee pursuant to
Section 3 hereof through the date of termination. "Cause" shall be deemed to be the commission of any of the following acts by the Employee:

                        (i) The Employee shall have committed any material breach of any covenants of this Agreement or of the representations, warranties, covenants and agreements of the Stock Purchase Agreement by and among the Company, Employee and Frank Shyjka and shall have failed to cure such breach within fifteen (15) days following receipt of notice from the Company specifying the nature of the breach;

                        (ii) The Employee shall have committed any act of gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have wilfully refused or habitually neglected to perform his duties or obligations under this Agreement;

                        (iii) The Employee shall have committed any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the Company or any of its subsidiaries to suffer any material loss, fine, civil penalty, judgment, claim, damage or expense; or

                        (iv) The Employee shall have been convicted of, or shall have plead guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Employee's actions were in the best interests of the Company and its stockholders and would not violate criminal law).


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

If the Board elects to terminate the Employee's employment for cause as set forth above, it shall deliver written notice (the "Termination Notice") thereof to the Employee, describing with reasonable detail the "cause" giving rise to termination, and thereupon no further payments of any type shall be made or shall be due or payable to Employee hereunder, except as provided in the first sentence of this Section 5.C.

            6. Restrictive Covenants.

                  A. Covenant not to Disclose; Confidential Information. The Employee covenants and agrees that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation or other business organization (other than the Company or its subsidiaries), or use for his own account any customer lists, trade secrets, any information whatsoever relating to patents, trademarks or other intellectual property of the Company or any secret or confidential information of any kind used by the Company during his employment, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Employee, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Employee by reason of his employment by the Company. The Employee further covenants and agrees that the knowledge and information which he has acquired or hereafter shall acquire during his employment respecting such customer lists, trade secrets, and secret or confidential information shall be held by him in trust for the sole benefit of the Company, its successors and assigns.

                  B. Covenant Not to Compete. The Employee covenants and agrees that, during the Term hereof and for five (5) years thereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company) engaged in a business in the United States which is similar to or in competition with any of the businesses carried on by the Company (a "Similar Business") except in the course of his employment hereunder; provided, however, that the Employee may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.


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

                  C. Covenant of Non-Interference. The Employee covenants and agrees that during the Term hereof and for five (5) years thereafter he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Employee's employment with the Company or for three (3) years preceding such employment, was an employee, consultant, agent, supplier, or a customer of, or in the habit of dealing with, the Company.

                  D. Covenant Involving Inventions/Intellectual Property.

                  (i) The Employee agrees to disclose immediately to the Company or any persons designated by it and to assign to the Company at its option, or its successors or assigns, all inventions made, discovered, conceived or first reduced to practice by the Employee, solely or jointly with others, at anytime during the time (a) while employed by the Company, (b) within a period of three
(3) years prior to employment by the Company, or (c) within a period of five (5) years from the date of termination of such employment, which inventions are made, discovered or conceived either in the course of such employment, or with the use of the Company's time, material, facilities or funds, or which relate to or are suggested by any subject matter with which the Employee's employment by the Company may bring the Employee into contact, or which relate to any investigations or obligations undertaken by the Company; and the Employee hereby grants and agrees to grant the right to the Company and its nominees to obtain, for its own benefit and in its own name (entirely at its expense) patents and patent applications including original, continuation, reissue, utility and design patents, and applications, patents of addition, confirmation patents, registration patents, petty patents, utility models, etc., and all other types of patents and the like, and all renewals and extensions of any of them for those inventions in any and all countries; and the Employee shall assist the Company, without further charge during the period of the Employee's employment, and after termination of the Employee's employment, if the Employee is not receiving Base Salary at the time of the request for assistance, at the same Base Salary rate (excluding any deferred compensation or other benefits) as during the Employee's employment (determined on an hourly basis for this purpose), through counsel designated by the Company to execute, acknowledge, and deliver all such further papers, including assignments, applications for Letters Patent (of the United States or of any foreign country), oaths, disclaimers or other instruments and to perform such other acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any of the aforesaid inventions, applications and patents as may be deemed necessary by the Company or its nominees to effectuate the vesting or perfecting in the Company or its nominees of all right, title and interest in and to said inventions, applications and patents.

                  (ii) The Employee agrees to disclose immediately to the Company or any persons designated by it and to assign to the Company, at its option, or its successors or


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

assigns, all works of authorship, including, but not limited to, all writings, manuals, computer programs, software and hardware, written or created by the Employee solely or jointly with others, at any time (a) during the course of his employment by the Company, (b) within a period of three (3) years prior to employment by the Company, or (c) within a period of five (5) years from the date of termination of such employment, which works are made or conceived either in the course of such employment, or with the use of the Company's time, material, facilities or funds, or which relate to or are suggested by any subject matter with which the Employee's employment by the Company may bring the Employee into contact or which relate to any investigations or obligations undertaken by the Company; and the Employee hereby agrees that all such works are works made for hire, of which the Company is the author and the beneficiary of all rights and protections afforded by the law of copyright in any and all countries; and the Employee will assist the Company without further charge during the term of his employment, and after termination of his employment, if the Employee is not receiving Base Salary at the time of the request for assistance, at the same Base Salary rate (excluding any bonuses, deferred compensation or other benefits) as during his employment (determined on an hourly basis for this purpose), through counsel designated by the Company, to execute, acknowledge, and deliver all such further papers, including assignments, applications for copyright registration (in the United States or in any foreign country), oaths, disclaimers or other instruments, and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any of the aforesaid works, as may be deemed necessary by the Company or its nominees to effectuate the vesting or perfecting in the Company or its nominees of all rights and interest in and to said works and copies thereof, including the exclusive rights of copying and distribution.

                  (iii) The Employee shall keep complete, accurate and authentic accounts, notes, data and records of all inventions made, discovered or developed by the Employee as aforesaid in the manner and form requested by the Company.

                  E. Covenant Modification. If any provision of this Section 6 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent such court modifies the scope, duration or area of applicability of such provision to make it enforceable.

                  F. Documents and Records. All written materials, records and documents made by the Employee or coming into his possession during the Term concerning the business or affairs of the Company shall be the sole property of the Company and, upon expiration of the Term or upon the request of the Company during the Term, the Employee shall promptly deliver the same to the Company. The Employee agrees to render in a timely manner to the Company such reports of the activities undertaken by the Employee or conducted under the Employee's direction pursuant hereto during the Term as the Company may reasonably request.


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

                  G. Applicability of Covenants. All references to the "Company" contained in this Section 6 shall be deemed to include BCAM.

                  H. Survivability of Covenants. All covenants contained in this
Section 6 shall survive indefinitely the termination of this Agreement for any reason whatsoever.

            7. Injunction. It is recognized and hereby acknowledged by the Employee that a breach or violation by the Employee of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Section 6 hereof by the Employee or his associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Section 7 shall be construed to prevent the Company from seeking and recovering from the Employee damages sustained as a result of any breach or violation by the Employee of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and in equity. The Company agrees that if the Employee is not liable to the Company for any breach of his obligations, the same court which makes such finding shall also be entitled to assess the Company for reimbursement of the Employee's reasonable legal fees and expenses incurred in such action.

            8. Employee's Representations. Employee represents to the Company that to the best of his knowledge he is under no obligation to any employer or third party which would preclude the full, complete and unfettered discharge of his duties under this Agreement.

            9. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class certified or registered mail, return receipt requested, addressed to the parties at the following addresses (or at such other address as any such person may specify by notice to all other such persons given as aforesaid):

                  If to the Company:

                  BCAM International, Inc.
                  1800 Walt Whitman Road
                  Melville, New York 11747


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

                  Attention: Michael Strauss

                  With a copy to:

                  Ruskin, Moscou, Evans & Faltischek, P.C.
                  170 Old Country Road
                  Mineola, New York 11501
                  Attention: Raymond S. Evans, Esq.

                  If to Employee:

                  Mr. Charles Schuyler
                  129 West Broadway
                  Granville, Ohio 43023

                  with a copy to:

                  Russell M. Gertmenian, Esq.
                  Vorys, Sater, Seymour and Pease
                  52 East Gay Street
                  Columbus, Ohio 43215

            10. Amendment. This Agreement may be amended only in writing signed by both parties hereto.

            11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. Employee may not assign, transfer, pledge or hypothecate any of his rights or obligations hereunder, or money to which he may be entitled hereunder.

            12. Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in a writing signed by both parties.

            13. Severability. The invalidity or unenforceability of any other provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

            14. Entire Agreement. This Agreement constitutes the entire
Agreement


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

between the parties, and supersedes all existing agreements between them with respect to the subject matter hereof. It may only be changed or terminated by an instrument in writing signed by both parties.

            15. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Ohio without taking into account conflict-of-law provisions.

            16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            17. Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          DREW SHOE CORPORATION


                                          By:
                                             ------------------------------
                                             Michael Strauss,
                                             Chairman, Board of Directors


                                             ------------------------------
                                             Charles Schuyler


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